Exhibit 10.5

UNITED STATES

SUBSCRIPTION FOR CLASS A COMMON SHARES – Series A Equity Financing Round

TO:	RVeloCITY, Inc. doing business as RVnGO (the “Corporation”)

The undersigned (the “Subscriber”) hereby subscribes for and agrees to purchase the number of Class “A” Common Shares of the Corporation (a “Share” or “Shares”) set forth below, for the aggregate subscription price (“Aggregate Subscription Amount”) set forth below, representing a subscription price of $0.50 per Share, and upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Shares of RVeloCITY, Inc.”, doing business as RVnGO attached hereto (together with this page and attached Schedules, the “Subscription Agreement”). In addition to this face page, the Subscriber must also complete Schedule “A” attached hereto.

Aggregate Subscription Amount: $
Full Legal Name of Subscriber (please print)	(Minimum Investment of $25,000)

By:
Authorized Signature

Official Title or Capacity (please print)	Number of Class “A” Common Shares
($0.50 per share):

Name of Signatory (please print name of individual whose signature appears above if different than name of Subscriber)

Subscriber’s Address (including postal code)

Telephone Number (including area code)

Email Address

Register the Shares (if different from address given above) as follows:	Deliver the Shares (if different from address given above) as follows:

Name	Name

Account reference, if applicable	Account reference, if applicable

Address (including postal code)	Contact Name

Address (including postal code)

Telephone Number (including area code)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

RVeloCITY, Inc., dba RVnGO on ______________________________________, __________

Per:	No.:

This is the first page of an agreement comprised of 8 pages (excluding the Schedules hereto).

Series A Equity Round – January 2021

An Online Peer-to-Peer RV Rental Marketplace

PLEASE MAKE SURE THAT YOUR SUBSCRIPTION INCLUDES:

1.	a signed copy of this Subscription Agreement;

2.	(a) a certified check or bank draft in an amount equal to the Aggregate Subscription Amount, payable IN UNITED STATES OF AMERICA DOLLARS to “RVeloCITY, Inc.”, doing business under the name of RVnGO, a corporation incorporated in the State of Arizona, or

(a)	(b) a wire transfer as follows:

Bank:	Wells Fargo Bank, N.A.
Bank Address:	420 Montgomery, San Francisco, CA 94101
Routing Number (RTN/ABA):	121000248
International Wires (SWIFT BIC):	WFBIUS6S
Account Number:	8653928732
Beneficiary/Account Holder:	RVeloCITY, Inc.
Beneficiary Address:	4848 N 36th Street Suite 222 Phoenix, AZ 85018

3.	if purchasing Shares as an “accredited investor”, one (1) properly completed and duly executed copy of a Representation Letter in the form attached as Schedule “A” to this Subscription Agreement.

PLEASE DELIVER YOUR SUBSCRIPTION TO:

RVeloCITY, Inc. dba RVnGO

4848 N 36th Street,

Suite 222

Phoenix, AZ 85018

Legal@RVnGO.com

SCHEDULES

The following schedules are attached to this Subscription Agreement.

Schedule “A” – Representation Letter

Schedule “B” – Term Sheet of this Private Placement of Shares

Schedule “C” – Governance Memo

Series A Equity Round – January 2021 – Page | 2

An Online Peer-to-Peer RV Rental Marketplace

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SHARES OF RVELOCITY, INC.

1.	Definitions. In this Subscription Agreement:

(a)	“3 Year Warrant” means one (1) Common Share purchase warrant of the Corporation entitling the holder thereof to acquire one (1) Common Share at an exercise price of $0.125 per Common Share for a period of three (3) years;

(b)	“5 Year Warrant” means one (1) Common Share purchase warrant of the Corporation entitling the holder thereof to acquire one (1) Common Share at an exercise price of $0.25 per Common Share for a period of five (5) years;

(c)	“Aggregate Subscription Amount” has the meaning set forth on the face page hereof;

(d)	“Class A Common Shares” means the Class “A” common shares with a par value of $0.125 in the capital of the Corporation;

(e)	“Class B Common Shares” means the Class “B” common shares without par value in the capital of the Corporation;

(f)	“Closing Date” means such date or date(s) as the Corporation may determine;

(g)	“Common Shares” means the Class A common shares and/or Class B common shares;

(h)	“Corporation” means RVeloCITY, Inc., doing business under the name RVnGO and RVnGO.com, a corporation incorporated under Arizona Revised Statutes, Title 10 – Corporations and Associations on May 5, 2015 under incorporation number 2002188-5;

(i)	“Offering” shall have the meaning ascribed thereto in paragraph 2(b) hereof;

(j)	“Share” means a Class “A” Common Shares with a par value of $0.125 in the capital of the Corporation;

(k)	“United States” means the United States of America, its territories and possession, any state of the United States and the District of Columbia; and

(l)	“Warrants” means the 3 Year Warrants and the 5 Year Warrants.

2.	Acknowledgements of the Subscriber. The Subscriber acknowledges that:

(a)	this subscription is subject to rejection or acceptance by the Corporation in whole or in part, and is effective only upon acceptance by the Corporation;

(b)	the Shares subscribed for by the Subscriber hereunder form part of a larger issue as detailed in the Term Sheet attached as Schedule “B” to this Agreement (the “Offering”);

(c)	the Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement;

(d)	there is no government or other insurance scheme covering the Shares; and

(e)	there are risks associated with an investment in the Shares and, as a result, the Subscriber may lose its entire investment.

Series A Equity Round – January 2021 – Page | 3

An Online Peer-to-Peer RV Rental Marketplace

3.	Representations, Warranties and Covenants of the Subscriber. By executing this Subscription Agreement, the Subscriber represents, warrants and covenants to the Corporation and its counsel (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)	if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder;

(b)	if the Subscriber is not an individual, the Subscriber has the requisite power, authority, legal capacity and competence to execute and deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained;

(c)	if the Subscriber is a body corporate, partnership, unincorporated association or other entity, the Subscriber has been duly incorporated or created and is validly subsisting under the laws of its jurisdiction of incorporation or creation;

(d)	if the Subscriber is not an individual, the Subscriber pre-existed the Offering and has a bona fide business other than the investment in the Shares and was not created or used solely to purchase or hold securities;

(e)	this Subscription Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Subscriber;

(f)	the execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber’s constating documents (if the Subscriber is not an individual) or any agreement to which the Subscriber is a party or by which it is bound;

(g)	the Subscriber confirms that the Subscriber:

(i)	has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares;

(ii)	is capable of assessing the proposed investment in the Shares as a result of the Subscriber’s own experience or as a result of advice received from a person registered under applicable securities legislation;

(iii)	is aware of the characteristics of the Shares and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss, and withstand a complete loss, of its investment in the Shares;

(h)	the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Shares;

Series A Equity Round – January 2021 – Page | 4

An Online Peer-to-Peer RV Rental Marketplace

(i)	the Subscriber acknowledges that no prospectus has been filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Shares and the issuance is exempted from the prospectus requirements available under the provisions of applicable securities laws and as a result:

(i)	the Subscriber may be restricted from using some of the civil remedies otherwise available under applicable United States securities laws;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to it under applicable United States securities laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable United States securities laws;

(j)	the Subscriber confirms that neither the Corporation nor any of its representative directors, employees, officers, agents, representatives or affiliates, have made any representations (written or oral) to the Subscriber:

(i)	regarding the future value of the Shares;

(ii)	that any person will resell or repurchase the Shares; or

(iii)	that any person will refund the purchase price of the Shares other than as provided in this Subscription Agreement;

(k)	the Subscriber confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Shares as an investment for the Subscriber and the tax consequences of purchasing and dealing with the Shares;

(l)	If the Purchaser is a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933), the Subscriber is an “accredited investor” (an “Accredited Investor”) as that term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”), and has executed and delivered to the Corporation a Representation Letter in the form attached hereto as Schedule “A” indicating that the Subscriber fits within one of the categories of Accredited Investor set forth in such definition;

(m)	the Subscriber acknowledges that it is not purchasing the Shares as a result of any “general solicitation or general advertising”, as those terms are used in Regulation D under the 1933 Act including, without limitation, advertisements, articles, notices and other communications published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(n)	the Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(ii)	there is no government or other insurance covering the Shares;

(iii)	there are risks associated with the purchase of the Shares; and

(iv)	there are restrictions on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares;

(o)	the Subscriber has had access to such information concerning the Corporation as it has considered necessary in connection with its investment decision to acquire the Shares, and it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document describing the business and affairs of the Corporation, which has been prepared for delivery to and review by prospective purchasers in order to assist them in making an investment decision in respect of the purchase of Shares pursuant to the Offering; and

Series A Equity Round – January 2021 – Page | 5

An Online Peer-to-Peer RV Rental Marketplace

(p)	the Subscriber acknowledges that the Corporation may complete additional financings in the future in order to develop the proposed business of the Corporation and to fund its ongoing development. There is no assurance that such financing will be available and if available, on reasonable terms. Any such future financings may have a dilutive effect on current shareholders, including the Subscriber.

4.	Timeliness of Representations, etc. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time (as defined herein), and will survive the completion of the distribution of the Shares.

5.	Indemnity. The Subscriber acknowledges that the Corporation and its counsel are relying upon the representations, warranties and covenants of the Subscriber set forth herein in determining the eligibility (from a securities law perspective) of the Subscriber to purchase Shares under the Offering, and hereby agrees to indemnify the Corporation and its directors, officers, employees, advisers, affiliates, shareholders and agents (including its legal counsel) against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants. The Subscriber undertakes to immediately notify the Corporation at the address first above written, of any change in any statement or other information relating to the Subscriber set forth herein that occurs prior to the Closing Time.

6.	Deliveries by Subscriber prior to Closing. The Subscriber agrees to deliver to the Corporation, or as the Corporation may direct, not later than 5:00 p.m. (Arizona time – Mountain Standard Time) on or before the date that is two (2) days prior to the Closing Date or such other date of which the Subscriber receives notice:

(a)	this duly completed and executed Subscription Agreement;

(b)	a certified check or bank draft made payable to “RVeloCITY, Inc.” in an amount equal to the Aggregate Subscription Amount, or payment of the same amount in such other manner as is acceptable to the Corporation;

(c)	a properly completed and duly executed copy of the Representation Letter in the form attached as Schedule “A”, if applicable; and

(d)	such other documents as may be requested by the Corporation, as contemplated by this Subscription Agreement.

7.	Partial Acceptance or Rejection of Subscription. The Corporation may, in its absolute discretion, accept or reject the Subscriber’s subscription for Shares as set forth in this Subscription Agreement, in whole or in part, and the Corporation reserves the right to allot to the Subscriber less than the amount of Shares subscribed for under this Subscription Agreement.

Notwithstanding the foregoing, the Subscriber acknowledges and agrees that the acceptance of this Subscription Agreement will be conditional upon among other things, the sale of the Shares to the Subscriber being exempt from any prospectus and offering memorandum requirements of applicable securities laws. The Corporation will be deemed to have accepted this Subscription Agreement upon the delivery at Closing of the certificates representing the Shares to the Subscriber or upon the direction of the Subscriber in accordance with the provisions hereof.

If this Subscription Agreement is rejected in whole, any certified check(s) or bank draft(s) delivered by the Subscriber to the Corporation on account of the Aggregate Subscription Amount for the Shares subscribed for will be promptly returned to the Subscriber without interest. If this Subscription Agreement is accepted only in part, a check representing the amount by which the payment delivered by the Subscriber to the Corporation (or its counsel) exceeds the subscription price of the number of Shares sold to the Subscriber pursuant to a partial acceptance of this Subscription Agreement will be promptly delivered to the Subscriber without interest.

Series A Equity Round – January 2021 – Page | 6

An Online Peer-to-Peer RV Rental Marketplace

8.	Time and Place of Closing. The sale of the Shares will be completed at the offices of RVeloCITY, Inc., in Scottsdale, Arizona at 10:00 a.m. (local time) or such other time and place as the Corporation may determine (the “Closing Time”) on the Closing Date. The Corporation reserves the right to close the Offering in multiple tranches, so that one or more closings may occur after the initial closing.

9.	Subject to Regulatory Approval. The obligations of the parties hereunder are subject to all required regulatory approvals being obtained.

10.	Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)	the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Shares to the Subscriber;

(b)	the Corporation is duly incorporated and validly subsisting, and is qualified to carry on business in each jurisdiction in respect of which the carrying out of the activities contemplated hereby make such qualification necessary;

(c)	the Corporation has complied or will comply with all applicable corporate and securities laws in connection with the offer and sale of the Shares;

(d)	upon acceptance by the Corporation, this Subscription Agreement shall constitute a binding obligation of the Corporation enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the general principles of equity including the fact that specific performance is available only in the discretion of the court; and

(e)	the execution, delivery and performance of this Subscription Agreement by the Corporation and the issue of the Shares to the Subscriber pursuant hereto does not and will not constitute a breach of or default under the constating documents of the Corporation, or any law, regulation, order or ruling applicable to the Corporation, or any agreement to which the Corporation is a party or by which it is bound.

11.	No Partnership. Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber and the Corporation.

12.	Governing Law. The contract arising out of acceptance of this Subscription Agreement by the Corporation shall be governed by and construed in accordance with the laws of Arizona and the federal laws of the United States applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of Arizona.

13.	Time of Essence. Time shall be of the essence of this Subscription Agreement.

14.	Entire Agreement. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

15.	Facsimile Copies. The Corporation shall be entitled to rely on delivery of a facsimile copy or a scanned copy attached to an email of executed subscriptions, and acceptance by the Corporation of such facsimile or scanned subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

Series A Equity Round – January 2021 – Page | 7

An Online Peer-to-Peer RV Rental Marketplace

16.	Counterpart. This Subscription Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement

17.	Severability. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

18.	Survival. The covenants, representations and warranties contained in this Subscription Agreement shall survive the closing of the transactions contemplated hereby and shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

19.	Interpretation. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof. In this Subscription Agreement, all references to money amounts are to United States dollars.

20.	Amendment. Except as otherwise provided herein, this Subscription Agreement may only be amended by the parties hereto in writing.

21.	Costs. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

22.	Withdrawal. The Subscriber agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

23.	Assignment. Neither party may assign all or part of its interest in or to this Subscription Agreement without the consent of the other party in writing.

Series A Equity Round – January 2021 – Page | 8

An Online Peer-to-Peer RV Rental Marketplace

SCHEDULE “A”

REPRESENTATION LETTER – ALL INVESTORS

TO BE COMPLETED BY SUBSCRIBERS

TO:	RVeloCITY, Inc. doing business as RVnGO (the “Corporation”)

In connection with the purchase of Class “A” Common Shares with a par value of $0.125 per share in the Corporation (“Shares”), by the undersigned subscriber, the undersigned hereby represents, warrants, covenants and certifies to the Corporation, (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)	it is purchasing the Shares for its own account, for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States in violation of United States federal or state securities laws; provided, however, that the Subscriber may sell or otherwise dispose of any of such securities pursuant to registration thereof pursuant to the United States Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or under an exemption from such registration requirements;

(b)	it satisfies one or more of the categories of “accredited investor” indicated below (PLEASE INITIAL ALL APPROPRIATE LINES) (an “Accredited Investor”):

______ Category 1.	A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

______ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

______ Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

______ Category 4.	An insurance company as defined in Section 2(13) of the 1933 Act; or

______ Category 5.	An investment company registered under the United States Investment Company Act of 1940; or

______ Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

______ Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

______ Category 8.	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or

______ Category 9.	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Series A Equity Round – January 2021 – Page | i

An Online Peer-to-Peer RV Rental Marketplace

______ Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

______ Category 11.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S.$5,000,000; or

______ Category 12.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

______ Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds U.S.$1,000,000; or

______ Category 14.	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______ Category 15.	A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

______ Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(c)	it agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Shares, it will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, except;

(i)	to the Corporation; or

(ii)	outside the United States in compliance with the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations; or

(iii)	in a transaction that does not require registration under the 1933 Act or any applicable state securities laws.

The foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining its suitability as a purchaser of Shares. The undersigned undertake to notify the Corporation immediately of any change in any statement set forth herein which takes place prior to the Closing. Terms used and not defined in this Schedule are as defined in the Subscription Agreement to which this Schedule is attached.

Dated at ________________________________________ on ________________________________, ___________.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

Series A Equity Round – January 2021 – Page | ii

An Online Peer-to-Peer RV Rental Marketplace

SCHEDULE “B”

RVeloCITY, INC. doing business as RVnGO

Term Sheet of the Private Placement of Shares

Issuer:	RVeloCITY, Inc., doing business as RVnGO and Peerage Insurance (the “Corporation” or the “Issuer”).

Offering:	Up to a maximum of 10,250,000 Class “A” Common Shares, each with a par value of $0.125 in the Corporation (“Shares”). The Board of Directors of the Corporation may elect to increase the Offering.

Date:	Unless otherwise stated, all information herein is as of December 31, 2020.

Price:	$0.40 per Share for the first $500,000 in subscription proceeds received, and $0.50 per Share for any subscription proceeds received after the initial $500,000.

Amount:	Up to a maximum of $5,000,000, subject to the discretion of the Board of Directors of the Corporation to increase the Offering.

Percent:	The issuance of 10,250,000 Shares would represent about 17% of the issued and authorized capital of the Corporation, pre-investment on a fully diluted basis with all of the warrants and options being exercised whether they are in the money or not.

Selling Commissions:	For investments from non-Keiretsu Forum members, a commission of up to 7.5% of the funds raised may be paid in association with this offering.

Terms:	The Shares shall be distributed by way of private placement in reliance upon the prospectus exemptions under the securities legislation of the State of Arizona (the “Selling Jurisdictions”) and other such jurisdictions as the Issuer may determine. The Private Placement will be made using a Subscription Agreement without the use of an offering memorandum.

Classes of Shares:	The Corporation has two classes of shares, Class “A” Common Shares, each with a par value of $0.125, of which have been issued the shares and warrants set forth in the Summary Capitalization Table below, and Class “B” common shares, of which were issued to the founders of the Corporation as set forth in the Summary Capitalization Table below, and stock options to purchase Class “A” Common Shares at fair market value, with exercise prices ranging from $0.125 to $0.30 per share, have been allotted and vest over time and upon the achievement of certain business goals such as the successful launch of the Corporation’s services, or subject to performance earnouts or vesting, also as set forth in the Summary Capitalization Table below. The Corporation also issues Class “A” Common shares, warrants and stock options from time to time in lieu of salary or services rendered to the Corporation at fair market value.

Share Rights:	The Class “A” common shares and the Class “B” common shares have the same rights and obligations, except that the Class “B” common shares are subordinate to the Class “A” common shares in the event of any liquidation or winding up of the Corporation or the payment of any dividends or distributions, until the subscription proceeds for each of the Class “A” common shares are satisfied, and thereafter each Class “A” common share and the Class “B” common share shall be entitled to a pro-rata portion of any further proceeds from liquidation or winding up or payment of any dividend or distribution. Each Class “A” common share and Class “B” common share is entitled to one vote on all matters that require a vote of the common shareholders of the Corporation and do not have a separate class vote.

Series A Equity Round – January 2021 – Page | iii

An Online Peer-to-Peer RV Rental Marketplace

Selling Jurisdictions:	The States of Arizona and such other jurisdictions as the Issuer may determine.

Conditions:	Subject to execution of a satisfactory subscription agreement in form and substance satisfactory to the Issuer and satisfaction of any regulatory filing or registration requirements as determined necessary by the Issuer.

Use of Proceeds:	The net proceeds from the offering will be used primarily for (i) continued growth of the Corporation’s operations and growth plans, including investing in advertising and promotion, (ii) establishing an insurance subsidiary and establishing its loss reserves, and (iii) working capital.

Closing:	Payment for, and delivery of, a maximum of 10,250,000 Shares shall be made on or before 90 days from the date the subscription offer is accepted by the Issuer or such other dates or dates as agreed between the Corporation and the Subscriber (each a “Closing Date”).

Registered Form:	The Shares will NOT be registered with any securities exchange commission.

Right of First Refusal:	The Subscriber will have a right of first refusal to subscribe for any subsequent rounds of financing by the Corporation on a pro-rata basis with the other Subscribers to this private placement, and to the extent those other Subscribers do not subscribe for their pro-rata portion of any subsequent financing round within 15 days’ notice thereof by the Corporation, then the Subscriber may subscribe for such additional shares in the subsequent financing round that remain available. Nothing herein will limit the Corporation’s ability to proceed with such subsequent financing rounds, and possibly dilute existing shareholders and to issue new shares of the Corporation, if the subsequent subscription is not fully subscribed for after this right of first refusal is provided to the subscribers to this private placement offering.

IRA Eligible:	This offering is registered with Mainstar Trust and is eligible for an IRA investment through IRA accounts at Mainstar Trust.

Series A Equity Round – January 2021 – Page | iv

An Online Peer-to-Peer RV Rental Marketplace

Capitalization Table

RVnGO Summary

Exported as of 01/05/2021

Common	Outstanding Conversion Ratio		As Converted	Percent	Authorized
Class A Common					100,000,000
Non-Restricted	25,581,074	1.0x	25,581,074	42.27%
Restricted	784,756	1.0x	784,756	1.30%
Restricted from Evergreen Omnibus	184,500	1.0x	184,500	0.30%
Class B Common					100,000,000
Non-Restricted	13,522,767	1.0x	13,522,767	22.35%
Total	40,073,097		40,073,097	66.22%	200,000,000
Warrant
Class A Common Warrants	8,103,566	1.0x	8,103,566	13.39%	N/A
Total	8,103,566		8,103,566	13.39%	0
Evergreen Omnibus Incentive Co
Authorized	10,936,621				10,936,621
Restricted Issuances	750,000
Option Issuances	16,096,758
Issued	16,846,758
Cancelled (returned)	5,367,500
Issued and Outstanding	11,479,258
Restricted Stock	184,500
Vested	184,500
Unvested	0
Options	11,294,758		11,294,758	18.66%
Vested	7,454,758
Unvested	3,840,000
Remaining Under Plan	-542,637		-542,637	-0.90%
3 Year Warrants
Authorized	5,386,000				5,386,000
Restricted Issuances	5,386,000
Issued	5,386,000
Exercised	1,152,000
Cancelled (returned)	1,388,000
Repurchased (returned)	28,000
Issued and Outstanding	2,818,000
Restricted Stock	2,818,000
Vested	2,818,000
Unvested	0
Remaining Under Plan	1,416,000		1,416,000	2.34%
5 Year Warrants
Authorized	5,483,900				5,483,900
Restricted Issuances	5,521,566
Issued	5,521,566
Cancelled (returned)	208,000
Repurchased (removed)	28,000
Issued and Outstanding	5,285,566
Restricted Stock	5,285,566
Vested	5,285,566
Unvested	0
Remaining Under Plan	170,334		170,334	0.28%
Total			60,515,118	100.00%
Convertible Debt	$0.00

Series A Equity Round – January 2021 – Page | v

An Online Peer-to-Peer RV Rental Marketplace

SCHEDULE “C”

RVnGO

Governance Memo

Purpose:	RVeloCITY, Inc. doing business as RVnGO (the “Corporation”) is an entity formed to develop and commercialize an online platform for a peer-to-peer marketplace for the sale and rental of recreational vehicles and campgrounds. RVnGO is a corporation formed under the Arizona Revised Statutes, Title 10 - Corporations and Associations on May 5, 2015 under incorporation number 2002188-5.

Founders Group:	As of October 21, 2020, the Corporation has issued Class “A” Common shares and Warrants and allocated for issuance of Class “B” common shares to the founders of the Corporation for nominal consideration in consideration for their expected contributions to the success of the Corporation. As well, the Corporation issues stock options, warrants and/or Class “A” Common Shares to executives of the Corporation in lieu of cash salary each month, the amount varying depending on the Executive’s election on how much salary they can invest in equity.

Management of the Business:

Paul Kacir, Chief Executive Officer, actively manages the business for RVnGO.

Ethan Barron is the Chief Technology Officer and is responsible for the delivery of the Corporation’s online platforms on a full-time basis.

Richard Saling is the Corporation’s Chief Marketing Officer, overseeing on a full-time basis.

Jennifer Werderitsch acts as interim Chief Revenue Officer, overseeing sales, customer support and customer success functions, on a part-time basis.

The chief executive officer will report to the board of directors who will set their salary, bonus and equity compensation commensurate with market conditions.

Mr. Jay Hayden acts as the Corporation’s lead legal counsel.

Officers:	The following persons are the officers of the Corporation: President – Paul Kacir Secretary – Jay Hayden Assistant Secretary – Bryan Kleinlein

Directors:

The following persons are the directors of the Corporation

Paul Kacir

Jay Hayden

Rick Wilcox

Outside directors that are not employees of RVnGO will be compensated for acting on the board of directors, such compensation to be fixed by the board of directors, but it is contemplated that such compensation will be in the form of equity grants, stock options and expenses paid.

Advisory Board:	The following persons are on the Corporation’s advisory board, providing advisory services to the Corporation on an ad hoc basis: Anthony Nalli Brian Bedwell Randy Hendrickson Rick Stoddard

Expenses:	Employees and directors of RVnGO shall be entitled to reimbursement of reasonable expenses incurred in furtherance of their duties.

Series A Equity Round – January 2021 – Page | vi